UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

AIMCO PROPERTIES, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO		80237
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On June 21, 2012, Apartment Investment and Management Company (the “Company”), AIMCO Properties, L.P., the operating partnership through which the Company conducts its real estate activities (the “Operating Partnership”), Terry Considine (“Mr. Considine”) and Titaho Limited Partnership RLLLP (together with Mr. Considine, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (collectively, the “Underwriters”) relating to an underwritten public offering (the “Offering”) of (i) 9,000,000 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”) issued and sold by the Company, and (ii) 2,041,934 shares of Common Stock sold by the Selling Stockholders, which were acquired upon exercise of stock options. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option to purchase up to 1,350,000 additional shares of Common Stock, exercisable within 30 days of the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates that its net proceeds from the Offering will be approximately $240.5 million. If the Underwriters exercise in full their option to purchase additional shares, the Company’s net proceeds will be approximately $276.6 million. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders, but will receive $47.0 million as payment of the exercise price of the stock options by the Selling Stockholders. The Company intends to use its net proceeds from this Offering, along with available cash, to redeem all outstanding shares of its Class U Cumulative Preferred Stock. The Offering is expected to close on June 26, 2012, subject to customary closing conditions.

On June 21, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. In addition, the Underwriters each have an affiliate that is a lender under the Company’s revolving credit facility.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 21, 2012, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., Terry Considine, Titaho Limited Partnership RLLLP, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Press release, dated June 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Date: June 25, 2012	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer

Date: June 25, 2012	AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, Inc.,
Its general partner

	By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 21, 2012, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., Terry Considine, Titaho Limited Partnership RLLLP, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Press release, dated June 21, 2012